UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

TRANSWITCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-25996	06-1236189
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive, Shelton, CT	06484
(Address of Principal Executive Offices)	(Zip Code)

(203) 929-8810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

On July 9, 2008, TranSwitch Corporation, a Delaware corporation (“TranSwitch”), announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Centillium Communications, Inc., a Delaware corporation (“Centillium”), Sonnet Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of TranSwitch (“Merger Sub I”) and Haiku Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of TranSwitch (“Merger Sub II”), dated July 9, 2008. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Centillium, with Centillium continuing as the surviving corporation, and second, Centillium will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation under the name “Centillium Communications, Inc.,” and as a wholly owned subsidiary of TranSwitch. A copy of the press release announcing the merger is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, at the effective time and as a result of the merger, Centillium shareholders will receive an aggregate of 25 million shares of TranSwitch common stock and $15 million in cash. Based on TranSwitch’s closing stock price (as reported on the Nasdaq Global Market) of $1.11 per share on July 9, 2008, the transaction represents total consideration of approximately $42.8 million.

In the Merger Agreement, TranSwitch and Centillium have made customary representations, warranties and covenants, including, among others, covenants (a) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the date of the execution of the Merger Agreement and the consummation of the merger and (b) not to engage in certain kinds of transactions during such period. Centillium has also agreed to (a) use commercially reasonable efforts to convene and hold a meeting of its stockholders to consider and vote upon the approval of the transaction and (b) that, subject to certain exceptions, the board of directors of Centillium will recommend that its stockholders approve the transaction. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the merger is subject to customary conditions, including (a) approval of the transaction by the common stockholders of Centillium in accordance with Delaware law and the requirements of the Nasdaq Stock Market, (b) absence of any applicable law prohibiting the merger, (c) subject to certain exceptions, the accuracy of the representations and warranties of each party, (d) performance in all material respects of each party of its obligations under the Merger Agreement and (e) the delivery of customary opinions from counsel to TranSwitch and counsel to Centillium to the effect that the receipt of stock merger consideration by Centillium stockholders will be a tax-free reorganization for federal income tax purposes, subject to the exceptions provided therein.

Under the Merger Agreement, upon completion of the Merger, TranSwitch’s Board will elect two new directors, as designated by Centillium.

The Merger Agreement contains certain termination rights for both TranSwitch and Centillium and further provides that, upon termination of the Merger Agreement under specified circumstances, Centillium may be required to pay TranSwitch a termination fee of $1.23 million or TranSwitch may be required to pay Centillium a termination fee of $1.23 million, in each case, depending on the termination event.

Concurrently with the execution of the Merger Agreement, TranSwitch entered into voting agreements (the “Voting Agreements”) with all of the directors and certain of the executive officers of Centillium, in their respective capacities as stockholders of Centillium, pursuant to which each such director and executive officer has agreed to vote all of his or her shares of Centillium common stock in favor of the approval and adoption of the Merger Agreement and the Merger. A copy of the Voting Agreement is attached as Exhibit 99.1 to this Current report on Form 8-K.

The Merger Agreement is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of TranSwich and Centillium. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning TranSwitch and Centillium that each company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Disclaimer Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the timing of the completion of the transaction, the anticipated benefits of the transaction, including future financial and operating results and estimated cost savings and synergies, and other statements that are not historical facts. TranSwitch and Centillium caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to various risks and uncertainties.

These include risks and uncertainties relating to: the parties’ potential inability to complete the transaction because conditions to the closing of the transaction may not be satisfied; the risk that the businesses will not be integrated successfully and without delay; the risk that the transaction may involve unexpected costs or unexpected liabilities; uncertainties concerning the effect of the transaction on relationships with customers, employees and suppliers of either or both companies; risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for both companies’ products and products developed by the companies’ customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization.

The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K, any amendments thereto, and other documents TranSwitch and Centillium have filed and will file with the SEC contain additional factors that could impact the company’s businesses and financial performance. TranSwitch and Centillium expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Investors and Stockholders

TranSwitch expects to file a Registration Statement on Form S-4 with the SEC, and TranSwitch and Centillium will file a proxy statement/prospectus with the SEC, in connection with the proposed merger. TRANSWITCH AND CENTILLIUM URGE INVESTORS AND STOCKHOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER

RELEVANT DOCUMENTS FILED BY EITHER PARTY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain the proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by TranSwitch will be available free of charge on the investor relations portion of the TranSwitch website at www.transwitch.com. Documents filed with the SEC by Centillium will be available free of charge on the investor relations portion of the Centillium website at www.centillium.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger by and among TranSwitch Corporation, Centillium Communications, Inc., Sonnet Acquisition Corporation and Haiku Acquisition Corporation, dated as of July 9, 2008

99.1	Form of Voting Agreement, dated July 9, 2008, by and among TranSwitch Corporation and all of the directors and certain of the executive officers of Centillium Communications, Inc.

99.2	Press release dated July 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 10, 2008	TRANSWITCH CORPORATION

	By:	/s/ Robert A. Bosi
Robert A. Bosi
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger by and among TranSwitch Corporation, Centillium Communications, Inc., Sonnet Acquisition Corporation and Haiku Acquisition Corporation, dated as of July 9, 2008

99.1	Form of Voting Agreement, dated July 9, 2008, by and among TranSwitch Corporation and all of the directors and certain of the executive officers of Centillium Communications, Inc.

99.2	Press release dated July 9, 2008